Exhibit 99.2

Ramp Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Information

               The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations for future periods or the results that actually would have been realized had the Company and Frontline been a consolidated company during the specified periods.

               The unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements of the Company and Frontline after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments described below and in the notes to the unaudited pro forma condensed combined financial statements.

               The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2003 and the year ended December 31, 2002 assume the acquisition occurred on January 1, 2002. The unaudited pro forma condensed combined balance sheet as of June 30, 2003 assumes the acquisition occurred on June 30, 2003.

               In the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2003, the estimated purchase price of Frontline is allocated based on the estimated fair value of the assets acquired and liabilities on that date. The final purchase price allocation will be based upon an independent appraisal of certain tangible and intangible assets of Frontline. The preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements is based on estimates made by management and may be revised upon the completion of the appraisal.

               The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that the Company believes are reasonable under the circumstances.

               The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2002 as well as its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2003, and the financial statements of Frontline included herein.

Ramp Corporation Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2002
	Historical Ramp	Acquired Business	Pro Forma Adjustments		Pro Forma Results
Revenues	$ --	$1,253,000			$1,253,000

Cost of revenues	--	440,000			440,000
Gross profit	--	813,000			813,000

Expenses
Software and technology costs	2,366,000	--			2,366,000
Selling, general and administrative expenses	5,912,000	688,000	$ 234,000	(a)	6,834,000
Costs associated with terminated acquisition	309,000	--			309,000
Total operating expenses	8,587,000	688,000	234,000		9,509,000
Interest, financing, and other costs, net	427,000	21,000	1,405,000	(b)	1,853,000
Net income (loss) attributable to shareholders	$(9,014,000)	$ 104,000	$(1,639,000)		$(10,549,000)

Basic and diluted weighted average common shares outstanding	63,417,283		3,663,004	(c)	67,080,287

Basic and diluted loss per common share	$ (0.14)				$ (0.16)
See accompanying notes.

Ramp Corporation Unaudited Pro Forma Condensed Combined Statement of Operations For the Six Months Ended June 30, 2003
	Historical Ramp	Acquired Business	Pro Forma Adjustments		Pro Forma Results
Revenues	$ 173,000	$ 663,000			$ 836,000

Cost of revenues	--	194,000			194,000
Gross profit	173,000	469,000			642,000

Expenses
Software and technology costs	1,191,000	--			1,191,000
Selling, general and administrative expenses	3,677,000	408,000	$ 117,000	(a)	4,202,000
Costs associated with terminated acquisition	142,000	--			142,000
Total operating expenses	5,010,000	408,000	117,000		5,535,000
Interest, financing, and other costs, net	126,000	9,000	678,000	(b)	813,000
Net income (loss)	(4,963,000)	52,000	795,000		(4,546,000)
Disproportionate deemed dividend issued to certain warrant holders	1,133,000	--			1,133,000
Net income (loss) atributable to shareholders'	$(6,096,000)	$ 52,000	$ (795,000)		$(6,839,000)

Basic and diluted weighted average common shares outstanding	80,645,905		3,663,004	(c)	84,308,909

Basic and diluted loss per common share	$ (0.08)				$ (0.08)
See accompanying notes.

Ramp Corporation Unaudited Pro Forma Condensed Combined Balance Sheet June 30, 2003
	Historical Ramp	Acquired Business	Pro Forma Adjustments		Pro Forma Results
Assets

Current assets:
Cash	$ 348,000	$ 14,000	$ (67,000)	(e)	$ 295,000
Stock subscription receivable	1,000				1,000
Prepaid expenses and other	154,000	3,000			157,000
Accounts receivable		123,000			123,000
Total current assets	503,000	140,000	(67,000)		576,000

Non-current assets:

Property and equipment, net	268,000	162,000			430,000
Goodwill	1,943,000		3,303,000	(d)	5,246,000
Other intangible assets	--		1,268,000	(d)	1,268,000
Deferred financing costs, net	495,000		200,000	(e)	695,000
Note receivable	205,000				205,000
Other non current assets	174,000				174,000
Total non-current assets	3,085,000	162,000	4,771,000		8,018,000

Total assets	$ 3,588,000	$302,000	$4,704,000		$8,594,000

Liabilities and Stockholders' Equity
Current liabilities:

Current portion of notes payable	$ 41,000	$ 58,000	$ 220,000	(e)	$ 319,000
Accounts payable	496,000	36,000			532,000
Accounts payable-related party	115,000				115,000
Accrued expenses	1,409,000	4,000	200,000	(e)	1,613,000
Total current liabilities	2,061,000	98,000	420,000		2,579,000

Long-term liabilities:
Notes payable less current portion		151,000			151,000
Convertible debentures	1,850,000		1,700,000	(e)	3,550,000
Less: unamortized discount	(1,256,000)		(1,700,000)	(e)	(2,956,000)
Total net long term liabilities	594,000	151,000	--		745,000

Total liabilities	2,655,000	249,000	420,000		3,324,000

Stockholders' equity
Common stock	86,000		37,000	(e)	123,000
Additional paid-in capital	48,884,000		4,300,000	(e)	53,184,000
Owners' equity		53,000	(53,000)	(f)	0
Accumulated deficit	(48,037,000)				(48,037,000)
Total stockholders' equity:	933,000	53,000	4,284,000		5,270,000
Total liabilties and stockholders' equity	$ 3,588,000	$302,000	$4,704,000		$ 8,594,000
See accompanying notes.

Ramp Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation and Purchase Price

               On November 10, 2003, in connection with an Asset Purchase Agreement (the "Asset Purchase Agreement") entered into between the Company and The Duncan Group, Inc., ("DGI"), the Company completed the purchase of substantially all of the tangible and intangible assets, and assumed certain liabilities, of DGI, d/b/a Frontline Physicians Exchange  (“Frontline”). In connection with the Asset Purchase Agreement, we agreed to pay (a) $1,567,000 in cash at the closing, (b) $500,000 to be paid in common stock, (c) $1,500,000 to be paid in common stock which is forfeitable if Frontline’s gross revenue does not total at least $1 million for the calendar year ended 2003, (d) additional cash payments equal to 15% of Frontline’s gross revenue during 2003 and 2004, (e) up to an additional $1,500,000 to be paid in common stock based on the number of physician offices that are active customers of DGI who adopt the Company's technology and generate certain revenues to the Company, and (f) an additional $1 million of common stock if the average annual revenue of Frontline for the calendar years ending 2003 and 2004 equals or exceeds $1,500,000. In connection with (b) and (c) above, we agreed to issue to DGI at closing such number of shares of our common stock equal to the specified dollar amounts above, which number of shares were based upon the average closing price of our common stock for the twenty (20) days immediately preceding the closing date. Utilizing this formula, we issued an aggregate of 3,663,004 shares of common stock to DGI at closing, which we valued at $.72 per share, the closing stock price on November 10, 2003, in accordance with Emerging Issues Task Force 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.

A summary of the purchase price computation and allocation follows:

Cash paid for acquisition	$1,567,000	(1)
Common stock issued for acquisition (3,663,004 shares valued at $.72)	2,637,000
Estimated cash payment due DGI based on 15% of expected 2003 gross revenues of Frontline	220,000
Estimated acquisition costs	200,000
Estimated purchase price	4,624,000
Fair value of Frontline's net tangible assets at June 30, 2003	53,000
Purchase price allocated to intangible assets	$4,571,000

(1)	$1,500,000 of purchase price, together with $200,000 of placement agent fees (payable 50% in cash and 50% in convertible debentures), were financed through the issuance of 7% convertible debentures with an in-the-money beneficial conversion feature resulting in 100% discount being recorded on the debt at issuance. The accompanying pro forma financial statements give effect to the financing and to the related interest expense, discount accretion and debt financing cost amortization over the maturity period of the convertible debentures.

Note 2. Pro Forma Adjustments

               The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

  Represents amortization of acquired intangible assets, detailed below, based on the preliminary allocation of the Frontline purchase price. No amortization expense was recorded on acquired goodwill in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

	Fair Value(2)	Life(2)
Trade name and related marks	$ 297,000	8 years
Customer relationships	794,000	5 years
Non-compete agreements	20,000	3 years
Software and other technology	157,000	5 years
Goodwill	3,303,000	Indefinite
Total intangible assets	$4,571,000

(2) Estimated fair values and useful lives of the Frontline intangibles are based on the results of a preliminary independent appraisal.

  Represents interest expense on $1,700,000 of convertible debentures incurred by the Company to fund the cash portion of the Frontline purchase price and related placement agent fees, as well as related debt discount accretion and financing cost amortization.

  Represents issuance of shares of the Company’s common stock in connection with the acquisition of Frontline.

  Represents recording of acquired intangible assets based on the preliminary allocation of the Frontline purchase price.

  Represents issuance of cash and common stock, and notes payable, convertible debentures (net of unamortized discount), deferred financing costs and transaction costs incurred, for the acquisition of Frontline.

  Represents elimination of the Frontline equity accounts.

Note 3. Pro Forma Loss Per Share

               For the year ended December 31, 2002 and the six months ended June 30, 2003, the unaudited pro forma basic and diluted loss per share are calculated based on the weighted average number of shares of the Company’s common shares outstanding plus the number of the Company’s shares issued upon the closing of the acquisition. Common stock equivalents resulting from assumed conversion or exercise of preferred stock, convertible debt, stock options or warrants are not included in the dilutive loss per share calculation for the year ended December 31, 2002 and the six months ended June 30, 2003 because to do so would have been anti-dilutive.